Exhibit 1.1

Execution Version

DIGITAL REALTY TRUST, INC.

6,250,000 Shares of Common Stock

($0.01 par value per share)

Underwriting Agreement

September 8, 2021

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the

several Underwriters listed

on Schedule II hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Digital Realty Trust, Inc., a Maryland corporation (the “Company”), and BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (in its capacity as an agent and an affiliate of Citibank, N.A. (“Citibank”)) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with BofA and Citigroup Global Markets Inc., in their capacities as sellers of Shares (as defined below) hereunder, the “Forward Sellers”), at the Company’s request in connection with (i) the letter agreement dated the date hereof between the Company and Bank of America, N.A., (ii) the letter agreement dated the date hereof between the Company and Citibank and (iii) the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association, (each such letter agreement, a “Forward Sale Agreement” and, together, the “Forward Sale Agreements”, and Bank of America, N.A., Citibank and JPMorgan Chase Bank, National Association, in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of common stock, $0.01 per share par value, of the Company (“Common Stock”) equal to the number of Borrowed Shares (as defined below) sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (each, a “Representative” and collectively, the “Representatives”) and each of the other Underwriters named in Schedule II hereto (collectively with the Representatives, the “Underwriters”) with respect to (i) the sale by the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,250,000 shares of Common Stock (the “Underwritten Borrowed Shares”) and (ii) the grant by the Forward Sellers, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any part of 937,500 additional shares of Common Stock (the “Borrowed Option Shares”).

The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 13(a) hereof) are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (as defined in Section 13(a) hereof) are herein referred to collectively as the “Company Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Option Shares.” The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.”

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be included or incorporated by reference therein. Certain terms used herein are defined in Section 22 hereof.

1.    Representations and Warranties. Each of the Company and its operating partnership subsidiary, Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), jointly and severally represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser, as of the date hereof, as of the Applicable Time, as of the Closing Date (as defined herein) and, if applicable, as of each day, if any, that Option Shares are to be purchased (a “Date of Delivery”) as follows:

(a)    The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-237232) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of certain securities including the Shares. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Prospectus relating to the Shares in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act, and, except for modifications to which the Representatives do not reasonably object, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other substantive changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)    On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), on the Closing Date and on any Date of Delivery, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b), on the Closing Date and on each Date of Delivery, the Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives, any Forward Seller or any Forward Purchaser, specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives, any Forward Seller or any Forward Purchaser consists of the information described as such in Section 9 hereof.

(c)    The Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, any Forward Seller or any Forward Purchaser, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives, any Forward Seller or any Forward Purchaser consists of the information described as such in Section 9 hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the Company’s knowledge, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the Company’s knowledge, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)    Each Issuer Free Writing Prospectus, as of its date of issue, did not, does not or will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified and (ii) when taken together as a whole with the Disclosure Package, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, any Forward Seller or any Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives, any Forward Seller or any Forward Purchaser consists of the information described as such in Section 9 hereof.

(g)    Except as otherwise stated therein, since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (A) there has been no material adverse change, or development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and Preferred Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(h)    All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act, when they became or, prior to any Date of Delivery, become effective or were or, prior to any Date of Delivery, are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable.

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and the Forward Sale Agreements and as general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(j)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(k)    Each subsidiary (as defined in Section 22 hereof) of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Schedule V contains a complete list of all subsidiaries of the Company that constitute “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X other than the Operating Partnership as of June 30, 2021 (the “Significant Subsidiaries”).

(l)    All the outstanding shares of capital stock or other ownership interests of each subsidiary (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and nonassessable, except as would not reasonably be expected to have a Material Adverse Effect, and, as of the Closing Date, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries (other than the Operating Partnership) will be owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary (other than the Operating Partnership).

(m)    The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of the Common Stock, 5.250% Series J Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series J Preferred Stock”), 5.850% Series K Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series K Preferred Stock”) and 5.200% Series L Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series L Preferred Stock”), have been duly and validly authorized and issued and are fully paid and nonassessable; the Company Shares, if any, to be issued and sold by the Company hereunder have been duly and validly authorized, and, when issued and delivered to and paid for as provided in this Agreement, will be validly issued, fully paid and nonassessable; no one is entitled to preemptive or other rights to subscribe for the Shares, and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all offers and sales by the Company of the Company’s shares of Common Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized and reserved for issuance under the Forward Sale Agreements, and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements will be validly issued, fully paid and non-assessable.

(n)    All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Prospectus or are issued and outstanding as of the date hereof under the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan or the

Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, each as amended and as in effect as of the date hereof, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all outstanding Series J preferred limited partnership units, Series K preferred limited partnership units and Series L preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens, except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    There is no franchise, contract or other document of a character required to be described or incorporated by reference in the Disclosure Package, the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the Disclosure Package and the Prospectus under the headings “Underwriting (Conflicts of Interest),” (B) in the Base Prospectus under the headings “General Description of Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities and Related Guarantees,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.” and “Plan of Distribution” and (C) in Exhibit 99.1 to the combined Company’s and Operating Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 11, 2020 under the heading “United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(p)    This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each of the Forward Sale Agreements has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the applicable Forward Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(q)    Neither the Company nor the Operating Partnership is required to be registered as, nor, after giving effect to (i) the offering and sale of the Company Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Sale Agreements and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, if any, in each case, will be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(r)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Forward Sale Agreements except (i) such as have been obtained or made under the Act and the Exchange Act, (ii) such as may be required by the New York Stock Exchange (the “NYSE”), (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, or (iv) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the Closing Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit or prevent consummation of the transactions contemplated herein.

(s)    Neither the execution and delivery of this Agreement and the Forward Sale Agreements, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof by the Company or the Operating Partnership, as applicable, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) any provision of the charter or bylaws of the Company or the organizational or other governing documents of any of the Operating Partnership or the Significant Subsidiaries, (ii) any provision of the charter, bylaws or other organizational or governing documents of any subsidiary of the Company (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii), (iii) or (iv) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)    Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities with any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Act.

(u)    The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth in the Company and the Operating Partnership’s Combined Annual Report on Form 10-K for the year ended December 31, 2020, under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. To the knowledge of the Company and the Operating Partnership, the financial statements of any businesses acquired by the Company or its subsidiaries or determined to be probable of acquisition by the Company or its subsidiaries, if any, incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 and Article 11 of Regulation S-X. All non-GAAP financial information incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the Forward Sale Agreements, or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w)    Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Prospectus or except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s and the Operating Partnership’s Combined Annual Report on Form 10-K for the fiscal year ended December 31, 2020, where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(x)    The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s and the Operating Partnership’s best knowledge, there is no infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(y)    None of the Company, the Operating Partnership nor any subsidiary is in violation or default of (i) any provision of the charter, bylaws or other organizational or governing documents of the Company, the Operating Partnership or any Significant Subsidiary, (ii) any provision of the charter, the bylaws or other organizational or governing documents of any subsidiary (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii), (iii) or (iv) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)    KPMG LLP (“KPMG”), who has delivered its audit report with respect to the Company’s consolidated financial statements and financial statement schedule III (properties and accumulated depreciation) included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) and as required by the Public Company Accounting Oversight Board (the “PCAOB”).

(aa)    The Company and each of its subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all income taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)    Except as would not reasonably be expected to have a Material Adverse Effect, no labor disruption or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened.

(cc)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged except as would not reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except as would not reasonably be expected to have a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness, as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or as would not reasonably be expected to have a Material Adverse Effect.

(ee)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff)    The Company and its subsidiaries maintain, on a consolidated basis, a system of internal accounting controls over financial reporting (as defined under Rules 13-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financing reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

(gg)    Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(hh)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the

Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos-containing materials; (iv) lead-based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

(ii)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj)    Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. Except for as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which is subject to ERISA and provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) sponsored or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(kk)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including the establishment and maintenance of disclosure controls and procedures, and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), or the U.K. Bribery Act 2010, as may be amended (the “U.K. Bribery Act”), or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. To the knowledge of the Company, no part of the proceeds of the sale of the Shares or from the settlement of the Forward Sale Agreements will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(mm)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory or (iii) will, directly or indirectly, use the proceeds from the sale of the Company Shares hereunder or from the settlement of the Forward Sale Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by such individual or entity. Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions prohibited by the Sanctions in the preceding three years, nor will the Company or any of its subsidiaries engage in any transactions prohibited by the Sanctions, that at the time of the transaction is known to the Company to be prohibited by such Sanctions.

(oo)    The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, except as, in each case, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in the Disclosure Package and the Prospectus.

(pp)    The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(qq)    (A) To the knowledge of the Company, there has been no security breach, unauthorized access or disclosure of the Company’s or its controlled subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its controlled subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its controlled subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its controlled subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach, unauthorized access or disclosure to their IT Systems and Data; and (C) the Company and its controlled subsidiaries have implemented controls, policies, procedures, and technological safeguards consistent with industry practice to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach, unauthorized access or disclosure, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its controlled subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(rr)    No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(ss)    Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries is either a disregarded entity for U.S. federal income tax purposes, or qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code.

(tt)    The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for U.S. federal income tax purposes.

(uu)    The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Company Shares, will not distribute, any offering material in connection with the offering or sale of the Company Shares other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Act.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or the Forward Sellers, the Forward Purchasers or counsel for such Forward Sellers or Forward Purchasers or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby, to each Underwriter, Forward Seller and Forward Purchaser.

2.    Representations and Warranties by the Forward Sellers. Each of the Forward Sellers, severally and not jointly, represents and warrants to each Underwriter, the Company and the Operating Partnership as of the date hereof, at the Applicable Time and as of the Closing Date and each Date of Delivery as follows:

(a)    This Agreement has been duly authorized, executed and delivered by such Forward Seller and, assuming due authorization, execution and delivery by the Company and the Operating Partnership, is a legal, valid and binding obligation of such Forward Seller, enforceable against such Forward Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. At the Closing Date or Date of Delivery, as applicable, such Forward Seller will have full right, power and authority to sell, transfer and deliver the applicable Borrowed Shares.

(b)    The Forward Sale Agreement between the Company and the applicable Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(c)    Such Forward Seller shall, at the Closing Date or Date of Delivery, as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.    Purchase and Sale.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth in Schedule II hereto opposite its name at $155.685 per share (the “Purchase Price”). The obligations of the Forward Sellers to sell Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Shares specified opposite its name on Schedule II.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Shares set forth in Schedule II hereto opposite its name at the Purchase Price; provided that the Purchase Price shall be reduced by an amount per share equal to any dividends or distributions paid or payable on the Underwritten Shares but not payable on such Option Shares (the “Option Purchase Price”). Said option may be exercised in whole or in part at any time from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Forward Sellers and the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. On each Date of Delivery, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Date of Delivery as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule II hereto bears to the aggregate number of Underwritten Shares being purchased by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(c)    If (i) any of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Date of Delivery, as the case may be, as if made as of the Closing Date or such Date of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Date of Delivery, (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Closing Date or such Date of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 11 hereof on or prior to the Closing Date or such Date of Delivery or the Closing Date or such Date of Delivery shall not have occurred, (v) any of the conditions set forth in Section 7(a) of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Date or such Date of Delivery or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or such Date of Delivery as if made as of the Closing Date or such Date of Delivery (clauses (i) through (vi), together, the “Conditions”), then each of the Forward Sellers, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines in good faith and a commercially reasonable manner that (A) in connection with establishing its commercially reasonable hedge position such Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost of more than 300 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date or any Date of Delivery, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(d)    If a Forward Seller elects, pursuant to Section 3(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date or any Date of Delivery, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to the Closing Date or such Date of Delivery. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Company Shares prior to the Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this Section 3(d).

4.    Delivery and Payment.

(a)    Payment for the Shares shall be made by the Underwriters to the Forward Sellers (with respect to the Borrowed Shares) or to the Company (with respect to any Company Shares) in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, by causing The Depository Trust Company (“DTC”) to credit the respective accounts of the Underwriters at DTC, on September 13, 2021, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, and the Forward Sellers or the Company, as applicable, or as provided in Section 13 hereof (such date and time of delivery and payment for such Shares being herein called the “Closing Date”). Delivery of the Shares shall be made, and the Shares shall be registered in, the name of Cede & Co. as nominee of DTC, and available for checking in New York, New York at least one full Business Day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

(b)    Notwithstanding the provisions set forth in Section 4(a) above, if the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, delivery of the Option Shares shall be made to the Underwriters on the date specified by the Representatives (which shall be at least one but within two Business Days after written notice of the exercise of such option is given) for the respective accounts of the several Underwriters. Payment for any Option Shares shall be made by the Underwriters to the Forward Sellers (with respect to any Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) in Federal or other funds immediately available in New York City against delivery of such Option Shares for the respective accounts of the Underwriters at 10:00 a.m.,

New York City time, by causing DTC to credit the respective accounts of the Underwriters at DTC on the date specified in the corresponding notice described in Section 3(b) or at such other time on the same or such later date not more than two Business Days after the foregoing date as shall be designated in writing by the Representatives. If settlement for the Option Shares occurs after the Closing Date, the Company shall deliver to the Representatives on each Date of Delivery, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

6.    Agreements. Each of the Company and the Operating Partnership agrees with the several Underwriters, the Forward Sellers and the Forward Purchasers that:

(a)    Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives, the Forward Sellers and the Forward Purchasers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives, the Forward Sellers and the Forward Purchasers do not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers of such timely filing. The Company will promptly advise the Representatives, the Forward Sellers and the Forward Purchasers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Company and the Operating Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If there occurs an event or development as a result of which the Disclosure Package, taken as a whole, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers and will promptly amend or supplement in a manner reasonably satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, at its own expense, the Disclosure Package to eliminate or correct such untrue statement or omission and the Company shall cease to use the Disclosure Package until it is so amended or supplemented.

(c)    If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives, the Forward Sellers and the Forward Purchasers of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)    As soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Representatives, the Forward Sellers and the Forward Purchasers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)    The Company will furnish to the Representatives, the Forward Sellers and the Forward Purchasers and counsel for the Underwriters, the Forward Sellers and the Forward Purchasers without charge, copies (which may be electronic copies) of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)    The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)    Neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement under the Act (except for a registration statement on Form S-4 relating to an acquisition of a real property company or a registration statement on Form S-8 (including any amendments or supplements thereto) in connection with shares of Common Stock authorized for issuance pursuant to the terms of any plan in effect as of the date of the Prospectus) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock (other than the Shares), limited partnership units of the Operating Partnership, or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing, or publicly announce an intention to effect any such transaction, until 45 days after the date of the Prospectus, provided, however, that the Company may (i) grant stock options, restricted stock, restricted stock units or long-term incentive Units in the Operating Partnership (“LTIP Units”) to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, (ii) issue Common Stock or Operating Partnership units, as applicable pursuant to: (A) the exercise, vesting, settlement, conversion or redemption, as applicable, of such options, restricted stock units and LTIP Units; (B) the redemption of Units outstanding on the date of the Prospectus, including Units issued upon conversion of LTIP Units outstanding on the date of the Prospectus; provided, that the Company will notify the Representatives promptly in writing upon receipt by the Company or the Operating Partnership of any notice of redemption with respect to such Units (other than with respect to the redemption of LTIP Units) or (C) the exercise, vesting, settlement, conversion or redemption, as applicable, of any stock options, restricted stock units or LTIP Units outstanding as of the date of the Prospectus, (iii) issue Common Stock pursuant to the Company’s dividend reinvestment plan (if any), (iv) issue Common Stock pursuant to the Company’s employee stock purchase plan (if any), (v) enter into and issue and deliver Common Stock pursuant to the Forward Sale Agreements, (vi) issue (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of real property or real property companies and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (vi)(x) above, (vii) file shelf registration statements (including any amendments or supplements thereto) in connection with existing contractual commitments, and (viii) issue shares of Common Stock upon the conversion of any of the Company’s perpetual preferred stock pursuant to a delisting change of control transaction.

(h)    Until and including the Closing Date or the latest Date of Delivery (whichever is later), the Company and the Operating Partnership will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i)    Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Shares.

(j)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement and the Forward Sale Agreements and any documents related hereto and thereto, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (v) the registration of any Company Shares and any shares issuable pursuant to the Forward Sale Agreements under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified in Section 6(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company and the Operating Partnership in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s and the Operating Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Operating Partnership; and (x) all other costs and expenses incident to the performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the Forward Sale Agreements.

(k)    The Company will use the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of the Forward Sale Agreements, in each case, in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(l)    Each of the Company and the Operating Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, the Forward Sellers and the Forward Purchasers, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives, the Forward Sellers and the Forward Purchasers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Operating Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m)    The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2021, for taxation as a REIT under the Code.

(n)    Each of the Company and the Operating Partnership will use its best efforts to ensure that the Company and its subsidiaries will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

7.    Conditions to the Obligations of the Underwriters and Forward Sellers. The obligations of the Underwriters to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Date of Delivery, as the case may be, and the obligations of each Forward Seller to deliver and sell the Underwritten Borrowed Shares to be sold by it on the Closing Date or any Borrowed Option Shares to be sold by it on any Date of Delivery shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the date of this Agreement, the Applicable Time and the Closing Date and as of each Date of Delivery, as the case may be, and, (ii) the performance by the Company of its obligations hereunder, (iii) the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof and (iv) the following additional conditions:

(a)    The Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 424(b) and any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused Latham & Watkins LLP, special counsel for the Company, to have furnished their opinion to the Representatives, the Forward Purchasers and the Forward Sellers, dated as of the Closing Date and as of each Date of Delivery, if any, and addressed to the Representatives, the Forward Purchasers and the Forward Sellers, as applicable, to the effect that:

(i)    With your consent, based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the following states: Arizona, California, Colorado, Florida, Georgia, Massachusetts and New Jersey;

(ii)    With your consent, based solely on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in the following states: Arizona, California, Colorado, Florida, Georgia, Illinois, Massachusetts, New Jersey, Texas and Virginia;

(iii)    With your consent, based solely on certificates from public officials, such counsel confirms that each of the entities listed on Schedule V is (A) validly existing as a limited liability company under the Limited Liability Company Act of the State of Delaware, (B) in good standing under the laws of the State of Delaware and (C) qualified to do business in the states listed opposite its name under the heading “Foreign Qualifications”;

(iv)    The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the Closing Date or as of the applicable Date of Delivery, as applicable, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act;

(v)    The Registration Statement at September 8, 2021, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete;

(vi)    With your consent, based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters, each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Shares in accordance with this Agreement and the application of the proceeds as described in the Prospectus Supplement under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(vii)    The execution and delivery of this Agreement by the Company and the Operating Partnership, the execution and delivery of the Forward Sale Agreements by the Company, the sale of the Underwritten Borrowed Shares by the Forward Sellers to the Underwriters pursuant to this Agreement and the performance by the Company of its obligations hereunder and under the Forward Sale Agreements do not as of the Closing or as of the Date of Delivery, as applicable:

(A)    result in the breach of or a default under any of the Specified Agreements (as defined in such counsel’s opinion);

(B)    violate any federal, New York or California statute, rule or regulation applicable to the Company, the Operating Partnership or the Significant Subsidiaries (as defined in this Agreement); or

(C)    require any consents, approvals or authorizations to be obtained by the Company, the Operating Partnership or any Significant Subsidiary from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or any Significant Subsidiary with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company, the Operating Partnership or any Significant Subsidiary, that have not been obtained or made;

(viii)    With your consent, based solely on written advice from the NYSE, the Shares to be issued by the Company and sold pursuant to this Agreement and the Forward Sale Agreements have been listed, subject to official notice of issuance, on the NYSE; and

(ix)    Each of the Incorporated Documents (as defined in such counsel’s opinion), as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q and 8-K, the applicable schedule requirements for proxy statements under Regulation 14A and the applicable form requirements for registration statements on Form 8-A, as the case may be, under the Exchange Act; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, such reports, proxy statements and registration statements. For purposes of this paragraph, such counsel may assume that the statements made in the Incorporated Documents are correct and complete.

In rendering such opinion, such counsel as to matters of fact, to the extent they deem proper, may rely on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date or as of the applicable Date of Delivery, as applicable.

In addition, such counsel shall in a separate letter state that no facts came to such counsel’s attention that caused such counsel to believe that:

1. the Registration Statement, at the time it became effective on September 8, 2021, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents (as defined in such letter) at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2. the Disclosure Package, when taken together as a whole, at the Applicable Time (together with the Incorporated Documents at that date and the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3. the Prospectus, as of the date of the Prospectus Supplement, as of the Closing Date or as of the Date of Delivery, as applicable (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need express no belief with respect to any Form T-1 under the Trust Indenture Act of 1939, as amended, or the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, the Prospectus or the Incorporated Documents.

(c)    The Company shall have requested and caused Latham & Watkins LLP, tax counsel for the Company, to have furnished to the Representatives, the Forward Purchasers and the Forward Sellers their opinion to the Representatives, the Forward Purchasers and the Forward Sellers, dated as of the Closing Date and as of each Date of Delivery, if any, and addressed to the Representatives, the Forward Purchasers and the Forward Sellers, as applicable, to the effect that:

(i)    Commencing with its taxable year ending December 31, 2004, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

(ii)    The statements set forth in Exhibit 99.1 to the combined Company’s and Operating Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 11, 2020 under the heading “United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects; and

(iii)    The statements in the Base Prospectus under the heading “Restrictions on Ownership and Transfer,” insofar as such statements purport to summarize certain United States federal income tax statutes or regulations referred to therein are accurate summaries in all material respects.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date or as of the applicable Date of Delivery, as applicable.

(d)    The Company shall have requested and caused Venable LLP, Maryland counsel for the Company, to have furnished to the Representatives, the Forward Purchasers and the

Forward Sellers their opinion to the Representatives, the Forward Purchasers and the Forward Sellers, dated as of the Closing Date and as of each Date of Delivery, if any, and addressed to the Representatives, the Forward Purchasers and the Forward Sellers, as applicable, to the effect that:

(i)    the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Digital Realty Trust, Inc.”;

(ii)    Digital Services, Inc. is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business;

(iii)    the Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full limited partnership power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Digital Realty Trust, Inc.” The Company is the sole general partner of the Operating Partnership;

(iv)    the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the captions “General Description of Securities” and “Description of Common Stock”; the certificates representing the Shares comply in all material respects with the Maryland General Corporation Law (the “MGCL”) and the charter and the bylaws of the Company; the Borrowed Shares have been duly and validly issued and are fully paid and nonassessable; the issuance of the Company Shares, if any, hereunder has been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Company Shares will be validly issued, fully paid and nonassessable and no holder of Company Shares will be subject to personal liability under the MGCL or the charter or bylaws of the Company solely by virtue of being a holder; the holders of the issued and outstanding shares of Common Stock, the Series J Preferred Stock, the Series K Preferred Stock and the Series L Preferred Stock are not entitled to preemptive or other rights to subscribe for the Shares arising under the MGCL or the charter or bylaws of the Company; and the issuance of a number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in the Forward Sale Agreements) under each Forward Sale Agreement have been duly authorized and, when issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, such shares of Common Stock will be validly issued, fully paid and nonassessable; it being understood, however, that to the extent Company Shares have not yet been issued as of the date of

Closing Date, such counsel shall assume that upon the future issuance of any of such Company Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its charter.

(v)    based solely on a certificate executed by an officer of the Company and upon any facts otherwise known to such counsel, and except as set forth in the Prospectus, including the Base Prospectus (including, without limitation, under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.—Redemption/Exchange Rights”), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of stock of or ownership interests in the Company (including, without limitation, shares of Common Stock or other capital stock of the Company) are outstanding.

(vi)    the statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus under the headings “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Common Stock,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” “Restrictions on Ownership and Transfer,” “Risk Factors—Risks Related to Our Organizational Structure—Digital Realty Trust, Inc.’s duty to its stockholders may conflict with the interests of Digital Realty Trust, L.P.’s unitholders,” “Risk Factors—Risks Related to Our Organizational Structure—Digital Realty Trust, Inc.’s charter, Digital Realty Trust, L.P.’s partnership agreement and Maryland law contain provisions that may delay, defer or prevent a change of control transaction” and “Risk Factors—Risks Related to Our Organizational Structure—Digital Realty Trust Inc.’s rights and the rights of its stockholders to take action against its directors and officers are limited,” insofar as such statements purport to summarize or describe matters of or legal conclusions relating to Maryland law, the charter or bylaws of the Company, or the Operating Partnership Agreement, are accurate summaries of such matters, legal conclusions, the charter or bylaws of the Company, or the Operating Partnership Agreement in all material respects;

(vii)    this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and the Forward Sale Agreements have been duly authorized, executed and delivered by the Company; the Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms;

(viii)    no consent, approval or authorization of, filing with or order of any court or governmental agency or body in the State of Maryland is required in connection with the transactions contemplated in this Agreement and the Forward Sale Agreements, except such as have been obtained or made; and

(ix)    neither the execution, delivery or performance of this Agreement and the Forward Sale Agreements, nor the issuance and sale of the Shares, nor the consummation of any other transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation of (A) the charter or bylaws of the Company or the Operating Partnership Agreement or (B) any Maryland statute or law or any rule, regulation, judgment, order or decree applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body, or other authority of the State of Maryland having jurisdiction over the Company or the Operating Partnership or any of their properties.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Maryland, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date or as of the applicable Date of Delivery, as applicable.

(e)    The Representatives, the Forward Purchasers and the Forward Sellers shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, addressed to the Representatives, the Forward Purchasers and the Forward Sellers, dated as of the Closing Date and as of each Date of Delivery, if any, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives, the Forward Purchasers and the Forward Sellers, as applicable, may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f)    The Company shall have furnished a certificate on behalf of the Company and not personally, signed by the Chief Executive Officer, President or General Counsel and the principal financial or accounting officer of the Company to the Representatives, the Forward Purchasers and the Forward Sellers, dated as of the Closing Date and each Date of Delivery, if any, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any amendments or supplements thereto, this Agreement and the Forward Sale Agreements and that:

(i)    the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date (or such Date of Delivery) with the same effect as if made on the Closing Date (or such Date of Delivery) and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date (or such Date of Delivery);

(ii)    the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)    The Company shall have requested and caused KPMG to have furnished to the Representatives, the Forward Purchasers and the Forward Sellers, dated as of the Execution Time and the Closing Date and as of each Date of Delivery, if any, letters in form and substance reasonably satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three month periods ended March 31, 2020 and 2021 and as at March 31, 2021 and the three and six month periods ended June 30, 2020 and June 30, 2021, as specified by PCAOB AU 4105, Interim Financial Information (updated for and as of such periods as may be applicable at the date of the letter), and stating in effect that:

(i)    in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act;

(ii)    on the basis of (A) a reading of the latest unaudited consolidated financial statements made available by the Company and the Operating Partnership, (B) their limited review, pursuant to PCAOB AU 4105, of (1) the Company’s unaudited condensed consolidated balance sheets as of March 31, 2021 and June 30, 2021, condensed consolidated income statements for the three month periods ended March 31, 2021 and March 31, 2020 and the three and six month periods ended June 30, 2021 and June 30, 2020, condensed consolidated statements of comprehensive income for the three month periods ended March 31, 2021 and March 31, 2020 and the three and six month periods ended June 30, 2021 and June 30, 2020, condensed consolidated statements of equity for the three month period ended March 31, 2021 and the six month period ended June 30, 2021, and condensed consolidated statements of cash flows for the three month periods ended March 31, 2021 and March 31, 2020 and the six month periods ended June 30, 2021 and June 30, 2020, and (2) the Operating Partnership’s unaudited condensed consolidated balance sheets as of March 31, 2021 and June 30, 2021, condensed consolidated income statements for the three month periods ended March 31, 2021 and March 31, 2020 and the three and six month periods ended June 30, 2021 and June 30, 2020, condensed consolidated statements of comprehensive income for the three month periods ended March 31, 2021 and March 31, 2020 and the three and six month periods ended June 30, 2021 and June 30, 2020, condensed consolidated statements of capital for the three month period ended March 31, 2021 and the six month period ended June 30, 2021, and condensed consolidated statements of cash flows for the three month periods ended March 31, 2021 and March 31, 2020 and the six month periods ended June 30, 2021 and June 30, 2020, each incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; (C) carrying out certain specific procedures which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; (D) a reading of the minutes of the meetings of the board of directors and the board committees of the Company and its subsidiaries and the Company’s stockholders; and (E) inquiries of certain officials of the Company and the Operating Partnership who have responsibility for financial and accounting matters, nothing came to their attention as a result of the foregoing procedures that caused them to believe that: (w) any material modifications should be made to the unaudited condensed consolidated financial statements referred to in (B)(1) and (B)(2) for them to be in conformity with U.S. generally accepted accounting principles, (x) the unaudited condensed consolidated financial statements referred to in (B)(1) and (B)(2) did not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the Commission, and (y) the information included or incorporated by reference in the Registration Statement, the Preliminary and the Prospectus in response to Items 301, 302, and 503(d) of Regulation S-K is not in conformity with the applicable disclosure requirements of Regulation S-K;

(iii)    on the basis of inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2021, with respect to the period subsequent to June 30, 2021, there were, at a specified date not more than five days prior to the date of the letter, any changes in the capital stock of the Company or partnership units of the Operating Partnership, or increases in the global revolving credit facility, unsecured term loan, unsecured senior notes, mortgage loans and other secured loans of the Company and its subsidiaries or decreases in the total assets or shareholders’ equity of the Company or partners’ equity of the Operating Partnership, as compared with the amounts shown on the June 30, 2021, unaudited balance sheet data amounts included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from July 1, 2021 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, operating or net income of the Company and its subsidiaries and income from continuing operations, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iv)    they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and in the Company’s and the Operating Partnership’s Combined Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 23, 2021, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Preliminary Prospectus and to the Prospectus in this paragraph (g) include any supplements thereto at the date of the letter.

(h)    Subsequent to the Execution Time or, if earlier, the dates as of which information is disclosed in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i)    Prior to the Closing Date or Date of Delivery, as applicable, the Company shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers such further information, certificates and documents as the Representatives, the Forward Purchasers or the Forward Sellers, as applicable, may reasonably request.

(j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)    The Shares shall have been listed and admitted and authorized for trading on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l)    FINRA, upon review of the terms of the public offering of the Shares, if required, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(m)    At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director or stockholder of the Company set forth in Schedule IV addressed to the Representatives.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives, the Forward Purchasers, the Forward Sellers and counsel for the Underwriters, the Forward Purchasers and Forward Sellers, this Agreement and all obligations of the Underwriters, Forward Purchasers and Forward Sellers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 100 Northern Avenue, Boston, Massachusetts 02110, on the Closing Date, the Execution Time and each Date of Delivery, as applicable.

8.    Reimbursement of Underwriters, Forward Purchasers’ and Forward Sellers’ Expenses. If the sale of the Shares provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, (ii) because of any termination pursuant to Section 11 hereof, or (iii) because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives, the Forward Purchasers and the Forward Sellers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

9.    Indemnification of the Underwriters, the Forward Purchaser and the Forward Seller.

(a)    The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, each of their respective directors, officers, employees, Affiliates and agents and each person, if any, who controls any Underwriter, any Forward Purchaser or any Forward Seller within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Borrowed Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, any Forward Purchaser or any Forward Seller specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, each of the Company’s and the Operating Partnership’s Affiliates, and each person, if any, who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act and each

Forward Purchaser and Forward Seller and each person, if any, who controls any Forward Purchaser or any Forward Seller within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the following statements set forth in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus: (i) the third paragraph on the cover page related to the delivery of the Shares; (ii) the list of Underwriters under the heading “Underwriting (Conflicts of Interest)” and their respective participation in the sale of the Shares; and (iii) the tenth and eleventh paragraphs of text under the heading “Underwriting (Conflicts of Interest)” related to market-making activities, stabilization, syndicate covering transactions, penalty bids and maximum discounts and that no information has been furnished by the Forward Purchasers or the Forward Sellers for such inclusion.

(c)    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Company and the Operating Partnership shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all the Underwriters, Forward Sellers and Forward Purchasers and the directors, officers, employees and agents of the Underwriters, Forward Sellers and Forward Purchasers and each person who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of either the Act or the Exchange Act (collectively, the “Specified Indemnified Parties”), provided, however, the Company and the Operating Partnership shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Specified Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Specified Indemnified Parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party under such paragraph in lieu of indemnifying such indemnified person thereunder, shall agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying person on the one hand and by the indemnified person on the other from the offering of the Shares; provided, however, that (i) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by such Underwriter hereunder and (ii) no Forward Seller shall be required to contribute an amount in excess of the aggregate Spread (as defined in the applicable Forward Sale Agreement) retained by such Forward Purchaser under the applicable Forward Sale Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying parties severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnified party on the one hand and of the indemnifying party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the parties shall be deemed to be the same respective proportions as (x) in the case of the Company and the Operating Partnership, the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds that would be received by the Company pursuant to the Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements) of the Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (z) in the case of the Forward Sellers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the

Forward Sellers, in each case as set forth in the applicable Forward Sale Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Operating Partnership, the Underwriters, the Forward Purchasers or the Forward Sellers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person who controls an Underwriter, a Forward Seller or a Forward Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter, a Forward Seller or a Forward Purchaser shall have the same rights to contribution as such Underwriter, Forward Seller or Forward Purchaser and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ respective obligations to contribute pursuant to this paragraph (d) are several in proportion to the number of Securities set forth opposite their respective names in Schedule II hereto and not joint.

10.    Default by an Underwriter. If, on the Closing Date or a Date of Delivery, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter, any Forward Seller, any Forward Purchaser, the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership, any Forward Seller, any Forward Purchaser and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, Forward Purchasers and Forward Sellers prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE, as applicable, shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto) , or (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services.

12.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or officers of the Company or the Operating Partnership, of the Forward Purchasers, the Forward Sellers or of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Forward Purchaser, any Forward Seller, the Company, the Operating Partnership or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.    Additional Issuance and Sale by the Company.

(a)    In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date (in respect of the Underwritten Borrowed Shares) or any Date of Delivery (in respect of any Borrowed Option Shares) and any of the Forward Sellers elects, pursuant to Section 3(c) hereof not to deliver the total number of Borrowed Shares deliverable by such Forward Seller hereunder or (ii) any of the Forward Sellers determines in good faith and a commercially reasonable manner that (A) it is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of the Borrowed Shares to be sold by it or (B) it would be impracticable for such Forward Seller to borrow and deliver for sale under this Agreement the total number of Borrowed Shares or it would incur a stock loan cost of more than 300 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it then, in each case, the Company shall issue and sell to the Underwriters on the Closing Date or Date of Delivery, as the case may be, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the applicable Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or Date of Delivery, as the case may be, for a period not exceeding one Business Day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a): (i) in lieu of any Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares” and (ii) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)    Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date or Date of Delivery, as applicable, and such Forward Seller elects, pursuant to Section 3(c) hereof not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it, (ii) such Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement on the Closing Date or Date of Delivery, as applicable, a number of shares of Common Stock equal to the number of the Borrowed Shares to be sold by it or (iii) in the applicable Forward Purchaser’s commercially reasonable judgment, such Forward Seller or its affiliate would incur a stock loan cost of more than 300 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it.

14.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Representatives, will be mailed, delivered or telefaxed to: BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: Syndicate Department (e-mail: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (e-mail: dg.ecm_legal@bofa.com); Citigroup Global Markets Inc. at 390 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax no. (646) 291-1469); and J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10017, Attention: Stephanie Little, with a copy to Goodwin Procter LLP, Attention: Ettore A. Santucci (fax no.: (617) 523-1231) and confirmed to it at Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Ettore A. Santucci; or, (ii) Forward Purchasers or Forward Sellers: Bank of America, N.A. at One Bryant Park, New York, New York 10036, Attention: Rohan Handa (e-mail: rohan.handa@bofa.com); Citibank, N.A. at 390 Greenwich Street, 1st Floor, New York, New York 10013, Attn: James Heathcote, Email: james.heathcote@citi.com, with a copy to Dustin Sheppard, Email: dustin.c.sheppard@citi.com; and JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10017, Attention: Kevin C. Cheng, (phone: 212-622-0202), (email: kevin.c.cheng@jpmorgan.com) or (iii) the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Digital Realty Trust, Inc. (fax no.: (737) 281-0145) and confirmed to it at Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, Texas 78735, Attention: General Counsel, with a copy to Latham & Watkins LLP, Attention Julian Kleindorfer (fax no.: (213) 891-8763) and confirmed to it at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attention: Julian Kleindorfer. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Operating Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16.    No Fiduciary Duty. Each of the Company, the Operating Partnership, the Forward Purchasers and the Forward Sellers hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, the Forward Purchasers, the Forward Sellers and any affiliate thereof through which it may be acting, on the other, (b) each of the Underwriters, the Forward Purchasers and the Forward Sellers is acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership and (c) the engagement of the Underwriters, the Forward Purchasers and the Forward Sellers by the Company and the Operating Partnership in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters, the Forward Purchasers or the Forward Sellers has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that any of the Underwriters, the Forward Purchasers or the Forward Sellers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

17.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral), other than the Forward Sale Agreements, between the Company and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchasers and the Forward Sellers on the other, or any of them, with respect to the subject matter hereof.

18.    Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.    Waiver of Jury Trial. Each of the Company, the Operating Partnership, the Forward Purchasers, the Forward Sellers and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliates” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.

“Agreement” shall mean this Underwriting Agreement.

“Applicable Time” means 10:05 P.M., New York City time, on September 8, 2021 or such other time as agreed by the Company and BofA.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented (including the Preliminary Prospectus) as of the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the number of Shares being sold and the price at which the Shares will be sold to the public, which is set forth in Schedule I hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the Prospectus Supplement together with the Base Prospectus.

“Prospectus Supplement” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Applicable Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“subsidiary” shall mean each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Operating Partnership, the Forward Sellers, the Forward Purchasers and the several Underwriters.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ Andrew Power
Name: Andrew Power Title: Chief Financial Officer

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

By:	/s/ Andrew Power
Name: Andrew Power Title: Chief Financial Officer

(Signature Page to Underwriting Agreement)

The foregoing Agreement is hereby

confirmed and accepted as of the

date first written above.

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kase Lawal
Name: Kase Lawal Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Haley Trethaway
Name: Haley Trethaway Title: Vice President

For themselves and the other several Underwriters,

named in Schedule II to the foregoing Agreement.

(Signature Page to Underwriting Agreement)

Accepted as of the date first written above:

BOFA SECURITIES, INC.

Acting in its capacity as Forward Seller

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

Acting in its capacity as Forward Seller

By:	/s/ Kase Lawal
Name: Kase Lawal
Title: Vice President

J.P. MORGAN SECURITIES LLC

Acting in its capacity as Forward Seller

By:	/s/ Haley Trethaway
Name: Haley Trethaway
Title: Vice President

(Signature Page to Underwriting Agreement)

BANK OF AMERICA, N.A.

Acting in its capacity as Forward Purchaser, solely as

the recipient and/or beneficiary of certain representations,

warranties, covenants and indemnities set forth in this

Agreement

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

CITIBANK, N.A.

Acting in its capacity as Forward Purchaser, solely as

the recipient and/or beneficiary of certain representations,

warranties, covenants and indemnities set forth in this

Agreement

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION

Acting in its capacity as Forward Purchaser, solely as

the recipient and/or beneficiary of certain representations,

warranties, covenants and indemnities set forth in this

Agreement

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Executive Director

(Signature Page to Underwriting Agreement)

SCHEDULE I

Underwriting Agreement dated September 8, 2021

Registration Statement No. 333-237232

Representatives: BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC

Title, Purchase Price and Description of Shares:

1.	Title: Common Stock, $0.01 par value

2.	Number of Underwritten Shares: 6,250,000

3.	Number of Option Shares: 937,500

4.	Price per Share to Public: $160.50

5.

Price per Share to the Underwriters: $155.685; provided that the price per share for any Option Shares shall be reduced by an amount per share equal to any dividends or distributions paid or payable on the Underwritten Shares but not payable on such Option Shares.

6.	Other provisions: N/A

Use of Proceeds: To temporarily repay borrowings outstanding under the Operating Partnership’s global revolving credit facilities, fund development opportunities, acquire additional properties or businesses, invest in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to qualify as a REIT for U.S. federal income tax purposes, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt, or the redemption, repurchase, repayment or retirement of outstanding equity or debt securities, or a combination of the foregoing.

Closing Date, Time and Location: September 13, 2021 at 10:00 a.m. New York City time at the offices of Goodwin Procter LLP, counsel for the Underwriters, at 100 Northern Avenue, Boston, Massachusetts 02110.

Type of Offering: Securities and Exchange Commission Registered

Date referred to in Section 6(g) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): October 23, 2021

Modification of items to be covered by the letters from KPMG LLP delivered pursuant to paragraph (g) of Section 7 at the Execution Time: None.

SCHEDULE II

Underwriters	Number of Underwritten Shares to be Purchased
BofA Securities, Inc.	750,000
Citigroup Global Markets Inc.	750,000
J.P. Morgan Securities LLC	750,000
BTIG, LLC	343,750
PNC Capital Markets LLC	343,750
Scotia Capital (USA) Inc.	343,750
SMBC Nikko Securities America, Inc.	343,750
TD Securities (USA) LLC	343,750
Barclays Capital Inc.	218,750
Credit Suisse Securities (USA) LLC	218,750
Mizuho Securities USA LLC	218,750
Morgan Stanley & Co. LLC	218,750
MUFG Securities Americas Inc.	218,750
RBC Capital Markets, LLC	218,750
Truist Securities, Inc.	218,750
Wells Fargo Securities, LLC	218,750
Deutsche Bank Securities Inc.	156,250
Academy Securities, Inc.	62,500
BMO Capital Markets Corp.	62,500
Capital One Securities, Inc.	62,500
ING Financial Markets LLC	62,500
KeyBanc Capital Markets Inc.	62,500
Raymond James & Associates, Inc.	62,500

Total	6,250,000

Forward Sellers	Number of Underwritten Shares to be Sold	Maximum Number of Option Shares to be Sold
BofA Securities, Inc.	2,083,334	312,500
Citigroup Global Markets Inc.	2,083,333	312,500
J.P. Morgan Securities LLC	2,083,333	312,500

Total	6,250,000	937,500

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package.

None.

SCHEDULE IV

List of persons subject to lock-up:

A. William Stein

Andrew P. Power

Corey Dyer

Cindy A. Fiedelman

Camilla Harris

Matt Mercier

Joshua A. Mills

David C. Ruberg

Erich J. Sanchack

Christopher Sharp

Gregory S. Wright

SCHEDULE V

SIGNIFICANT SUBSIDIARIES

Name	Jurisdiction of Formation / Incorporation	Foreign Qualifications
DuPont Fabros Technology, L.P.	Maryland	None

Digital InterXion Holding, LLC	Delaware	None

EXHIBIT A

[Form of Lock-Up Agreement]

Digital Realty Trust, Inc.

Public Offering of Common Stock

September     , 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several Underwriters

named in Schedule II to the Underwriting Agreement

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), the forward sellers named therein, the forward purchasers named therein and you as representative of the Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of BofA Securities, Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned or any person in privity with the undersigned or any controlled affiliate of the undersigned (in each case excluding the Company and its subsidiaries)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission or the making of any demand for or exercise of any registration right in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any common stock of the Company or limited partnership units of the Operating Partnership, or any securities convertible into, or exercisable, or exchangeable for any of the foregoing (collectively, the “Restricted Stock”), enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Restricted Stock, whether settled by delivery of Restricted Stock or other securities, or publicly announce an intention to effect any such transaction for a period of 45 days after the date of the

Prospectus (as defined in the Underwriting Agreement). Notwithstanding the foregoing, the undersigned may (1) enter into a valid contract, instruction or plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), (2) transfer Restricted Stock (A) to an immediate family member; (B) to one or more trusts of which the sole beneficiaries thereof are the undersigned and/or the undersigned’s immediate family members; (C) as a bona fide gift or gifts, and (D) in a transaction consummated in accordance with a 10b5-1 Plan existing or entered into prior to the date hereof, and (3) exercise the right of redemption with respect to outstanding common units, long-term incentive units, Class C units or Class D units issued under the Company’s incentive award plans, provided, however, that all shares of Common Stock issued upon such redemption shall be considered Restricted Stock for purposes of this letter agreement and shall not be further transferred except in accordance with this letter agreement; provided further that in the case of any transfer pursuant to (2)(A), (B) or (C) above, prior to any such transfer, the transferee has agreed in writing to be bound by this letter agreement and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of such Restricted Stock, shall be required or shall be voluntarily made in respect of the transfer during the 45-day restricted period.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[signature page follows]

2

Yours very truly,

Name

Signature

[Digital Realty Trust, Inc. Lock Up Agreement]